Exhibit 99.1

FOR IMMEDIATE RELEASE	For Further Information:
Craig LeMessurier, KB Home 925-580-1583 clemessurier@kbhome.com
KB HOME NAMES ROBERT MCGIBNEY PRESIDENT AND CHIEF OPERATING OFFICER
LOS ANGELES--(BUSINESS WIRE)--KB Home (NYSE: KBH) today announced that Robert McGibney has been promoted to President in addition to his current role of Chief Operating Officer, effective February 1, 2024. In this expanded position, Mr. McGibney will continue to have overall responsibility for the Company’s operations, while also directing business strategy, community count and revenue growth, along with leadership development. Additionally, Mr. McGibney will continue to lead key strategic support functions such as architecture, design studio, marketing, national contracts, sustainability, and financial services operations.
“I am pleased to announce Rob’s promotion, which will further support our planned increase in community count this year, and position the Company for future revenue growth,” said Jeffrey Mezger, Chairman and Chief Executive Officer. “Rob joined KB Home over two decades ago and is a great example of our ability to grow talent within the Company. He has done a tremendous job building robust businesses across our footprint and has been an outstanding operator throughout his KB Home career. Rob’s appointment to President, along with several regional management additions, are important steps in structuring our team to take full advantage of the opportunities available to us and achieving our strategic goal of top 5 or better market share position in each of our served markets.”
Mr. McGibney joined KB Home in 2000 as a Financial Analyst in the Las Vegas division and went on to lead several key areas within the division, including land development, purchasing and operations. He held roles of increasing responsibility, with promotions to Senior Vice President, Executive Vice President and, in 2012, Division President in Las Vegas. In 2016, he was promoted to Regional General Manager of the company’s Arizona and Nevada businesses and in 2018, became Regional President, with additional responsibility for our California divisions. Since 2021, Mr. McGibney has served as a Chief Operating Officer and Executive Vice President of KB Home.
About KB Home
KB Home is one of the largest and most recognized homebuilders in the United States, operating in 47 markets from coast to coast, and building over 680,000 quality homes in our more than 65-year history. What sets KB Home apart is our focus on building strong, personal relationships with every customer — from those buying their first home to experienced buyers — so they have a real partner in the homebuying process. No two KB homes are the same. That’s because every home is uniquely built for each customer, at a price that fits their budget. As the leader in energy-efficient homebuilding, KB Home was the first national builder to make a broad commitment to building ENERGY STAR® certified homes, a standard that fewer than 10% of new homes nationwide meet, and KB Home has built more ENERGY STAR certified homes than any other builder. An energy-efficient KB home helps lower the cost of ownership and is designed to deliver greater comfort and well-being than new homes without certification. Reflecting the company's commitment to creating an exceptional homebuying experience, KB Home is the #1 customer-ranked national homebuilder based on homebuyer satisfaction surveys from a leading third-party review site. Learn more about how we build homes built on relationships by visiting kbhome.com.
Forward-Looking and Cautionary Statements. This release contains statements regarding future financial and operational growth, performance and market share positions that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance, and actual events and results may differ materially from those expressed in such statements due to a number of factors, including economic and business conditions; our ability to successfully implement our current and planned strategies and initiatives related to our product, geographic and market positioning; and if we can successfully implement our business strategies and achieve any associated financial and operational targets and objectives. Please see our periodic reports and other filings with the Securities and Exchange Commission for a further discussion of risks and uncertainties applicable to our business.